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                                                                   EXHIBIT 10.24


                            MIRAMAR PARK OF COMMERCE
                                 BUSINESS LEASE

THIS LEASE, entered into this 8th day of January, 1999, between Sunbeam Properties, Inc., a Florida corporation hereinafter called the Lessor, party of the first part, and UTI Corporation, a Pennsylvania corporation hereinafter called the Lessee or tenant, party of the second part:

WITNESSETH, That the said Lessor does this day Lease unto said Lessee, and said Lessee does hereby hire and take as tenant 10301-10313 North Commerce Parkway, Miramar, Broward County, Florida 33025 (the "Premises"), which consists of + or
- 36,648 square feet as shown on Exhibit "A" attached and which is a portion of MPC-XVII (the "Building" as identified on Exhibit "A"). The Premises shall be used and occupied by the Lessee as a manufacturing and machining facility for medical devices and components with offices ancillary thereto for no other purposes or uses whatsoever without the express written consent of Lessor, said consent not to be unreasonably withheld or delayed, for the term of ten (10) years and two (2) months beginning the 1st day of July, 1999, and ending the 31st day of August, 2009, at and for the agreed rental payable as follows:

     $0.00 for the period from July 1, 1999 thru August 31, 1999; $19,087.50 per month plus State Sales Tax from September 1, 1999 thru August 31, 2000;
     $19,660.13 per month plus State Sales Tax from September 1, 2000 thru August 31, 2001;
     $20,249.93 per month plus State Sales Tax from September 1, 2001 thru August 31, 2002;
     $20,857.43 per month plus State Sales Tax from September 1, 2002 thru August 31, 2003;
     $21,483.15 per month plus State Sales Tax from September 1, 2003 thru August 31, 2004;
     $22,127.64 per month plus State Sales Tax from September 1, 2004 thru August 31, 2005;
     $22,791.47 per month plus State Sales Tax from September 1, 2005 thru August 31, 2006;
     $23,475.22 per month plus State Sales Tax from September 1, 2006 thru August 31, 2007;
     $24,179.47 per month plus State Sales Tax from September 1, 2007 thru August 31, 2008;
     $24,904.86 per month plus State Sales Tax from September 1, 2008 thru August 31, 2009.

Such payments are in addition to all other payments to be made under this Lease by Lessee, including but not limited to those described in Paragraph 28.

Lessee hereby deposits $ 43,787.64 with Lessor for the following:
       September 1-30, 1999 Rent:                                             $19,087.50
       Lessee's Proportionate Share
       Of September 1-30, 1999 Estimated Expenses (per Paragraph 28):         $ 4,214.52
       Sales Tax (6.0%):                                                      $ 1,398.12
       Security Deposit                                                       $19,087.50
                                                                              ----------
       Total:                                                                 $43,787.64

Said security deposit shall to be refunded at the expiration of this Lease provided Lease is in good standing at that time.

In the event the term of this Lease begins or ends on other than the first or last day of a month, rent for such month(s) shall be prorated on a per diem basis. In the event that any monthly rental payment due hereunder is not received by Lessor by the tenth (10th) day of any month, said payment shall bear a late charge of five percent (5%) of the monthly payment which shall be then due and payable.

All payments to be made to the Lessor on the first day of each and every month in advance without demand at the office of Sunbeam Properties, 1401 79th St. Causeway in the City of Miami, Florida 33141 or at such other place and to such other person, as the Lessor may from the time to time designate in writing.

The following express stipulations and conditions are made a part of this Lease and are hereby assented to by the Lessee:

      FIRST: The Lessee shall not assign this Lease, nor sub-let the Premises, or any part thereof nor use the same, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor make any alterations therein, and all additions thereto, without the written consent of the Lessor, said consent will not be unreasonably withheld or delayed, and all additions, fixtures, or improvements which may be made by Lessee, except those fixtures identified in a written notice delivered by Lessee to Lessor ("Fixtures") and movable office furniture, shall become the property of the Lessor and remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease. Notwithstanding, Lessor may agree to allow Lessee to remove its trade fixtures, in which case, Lessee will restore the Premises to its original condition after such removal. Lessee may remove the Fixtures at the expiration of the lease term and shall, at Lessee's cost, repair any damage such removal causes. If Lessee fails to remove the Fixtures at the expiration of the lease term, such Fixtures may be retained by Lessor as its property or be disposed of by Lessor without accountability, in such manner as Lessor shall determine. Notwithstanding anything to the contrary contained in this Lease, Lessor's consent shall not be required for any assignment and/or subletting to any parent or wholly-owned subsidiary of Lessee or to Stent Technologies (which is an affiliated company). Lessee shall be entitled to receive and retain all rent and other payments under any such sublease or assignment. However, Lessee shall not be released of its obligations under this Lease as a result of any such sublease or assignment. Lessor's consent to an assignment or sublease shall be based on an evaluation of the financial condition and references for the parties involved, any proposed changes to the use of the Premises, proposed alterations to the Premises, and the economics of the assignment or sub-lease.

      SECOND: All personal property placed or moved in the Premises above described shall be at the risk of the Lessee or owner thereof, and Lessor shall not be liable for any damage to said personal property, or to the Lessee arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the Building or of any other person whomsoever.


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      THIRD: That the Lessee shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said Premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said Premises during said term.

      FOURTH: In the event the Premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this Lease, whereby the same shall be rendered untenantable, then the Lessor shall have the right to render said Premises tenantable by repairs within 180 days therefrom and Lessor shall provide to Lessee written notice of Lessor's intent to rebuild or not to rebuild within thirty (30) days after such casualty. If said Premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing.

      FIFTH: The prompt payment of the rent for said Premises upon the dates named, and the faithful observance of the rules and regulations printed upon this Lease, and which are hereby made a part of this covenant, and of such other and further rules or regulations as may be hereafter made by the Lessor, are the conditions, upon which the Lease is made and accepted and any failure on the part of the Lessee to comply with the terms of said Lease, or any of said rules and regulations now in existence, or which may be hereafter prescribed by the Lessor, shall at the option of the Lessor (subject to the cure provisions of Paragraph 39), be deemed a default of this Lease.

      SIXTH: If the Lessee shall default under this Lease or shall abandon or vacate said Premises before the end of the term of this Lease, or shall suffer the rent to be in arrears, the Lessor may, at his option (subject to the cure provisions of Paragraph 39), forthwith cancel this Lease or he may enter said Premises as the agent of the Lessee, by force or otherwise (all in accordance with local law), and relet the Premises with or without any furniture that may be therein, as the agent of the Lessee, at such price and upon such terms and for such duration of time as the Lessor may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Lessor over and above the expenses to Lessor in such re-letting, the said Lessee shall pay any deficiency, and if more than the full rental is realized Lessor will pay over to said Lessee the excess of demand. In the alternative, Lessor may elect to terminate this Lease by written notice to Lessee, recover possession of the Premises, and recover from Lessee the present value of the difference, if any, between (i) the rent owed by Lessee for the remaining portion of the lease term then applicable and (ii) the fair rental value of the Premises for such period.

      SEVENTH: If either party shall at any time be in default under this Lease and if the non-defaulting party shall institute an action or summary proceeding against the defaulting party based upon such default, then the non-prevailing party will reimburse the prevailing party for its reasonable attorneys' fees and disbursements.

      EIGHTH: The Lessee agrees that it will pay all charges for rent, gas, electricity or other illumination, and for all water used on said Premises, and should said charges for rent, light or water herein provided for at any time remain due and unpaid for the space of ten days after the same shall have become due, the Lessor may at its option consider the said Lessee tenant at sufferance and immediately re-enter upon said Premises and the entire rent for the rental period then next ensuing shall at once be due and payable and may forthwith be collected by distress or otherwise. In addition, it shall be considered a default of this Lease in the event a lien is placed against the Building or premises as the result of the work performed by Lessee or Lessee's contractors, subcontractors or agents and such lien is not released within thirty (30) days of Lessee receiving notice of such lien. The cost of any utility provided to Lessee by Lessor shall not exceed the cost of such utility charged by the servicing utility company. Lessor shall, upon request by Lessee, provide to Lessee documentation evidencing the Cost incurred by Lessor for any utility.

      NINTH: The said Lessee hereby pledges and assigns to the Lessor all the furniture, fixtures, goods, and chattels of said Lessee, which shall or may be brought or put on said Premises as security for the payment of the rent herein reserved, and the Lessee agrees that the said lien may be enforced by distress foreclosure or otherwise at the election of the said Lessor, and does hereby agree to pay attorney's fees of ten percent of the amount so collected or found to be due, together with all costs and charges therefore incurred or paid by Lessor. Notwithstanding anything to the contrary contained hereinabove, Lessor's lien rights shall be subordinate to the right of any mortgagees of Lessee.

      TENTH: <INTENTIONALLY DELETED>

      ELEVENTH: The Lessor, or any of its agents, shall have the right to enter said Premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said Building, or to exhibit said Premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within thirty (30) days before the expiration of this Lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this Lease, or to the rules and regulations of the Building.

      TWELFTH: Lessee hereby accepts the Premises in the condition they are in at the beginning of this Lease and agrees to maintain said Premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this Lease, and to make good to said Lessor immediately upon demand, any damage to water apparatus, or electric lights, or any fixtures, appliances or appurtenances of said Premises, or of the Building, caused by any act or neglect of Lessee, or of any person or persons in the employ or under the control of the Lessee.

      THIRTEENTH:   (a) It is expressly agreed and understood by and between the parties to this Lease, that the Lessor shall not be liable for any damage or injury by water, which may be sustained by the said tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said Building.

                    (b) Except for Lessor's negligence or intentional acts and except as may be specifically provided elsewhere in this Lease, Lessor shall not be liable for any damage or injury to any person or property whether it be to the person or property of the Lessee, its employees, agents, invitees, licensees or guests by reason of Lessee's occupancy of the Premises or because of fire, flood, windstorm, water, acts of God or third parties or for any other reason beyond the control of Lessor. Lessee agrees to indemnify and save harmless Lessor from and against any and all loss, damage, claim demand, liability or expense, including reasonable attorney's fees at trial and


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upon appeal, by reason of damage to person or property which may arise or be claimed to have arisen as a result of the negligence or willful misconduct of Lessee, its employees, agents, invitees, licensees or guests.

      FOURTEENTH: If the Lessee shall become insolvent or if bankruptcy proceedings shall be begun by or against the Lessee, before the end of said term the Lessor is hereby irrevocably authorized at its option, to forthwith cancel this Lease, as for a default. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without effecting Lessor's rights as contained in this Lease, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described Premises by virtue of this Lease.

      FIFTEENTH: <INTENTIONALLY DELETED>

      SIXTEENTH: This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and permitted assigns.

      SEVENTEENTH: It is understood and agreed between the parties hereto that time is of the essence of this Lease and this applies to all terms and conditions contained herein.

      EIGHTEENTH: it is understood and agreed between the parties hereto that written notice mailed or delivered to the Premises Leased hereunder shall constitute sufficient notice to the Lessee and written notice mailed or delivered to the office of the Lessor shall constitute sufficient notice to the Lessor, to comply with the terms of this Lease.

      NINETEENTH: The rights of the Lessor and Lessee under the foregoing shall be cumulative, and failure on the part of either party to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

      TWENTIETH: It is further understood and agreed between the parties hereto that any charges against the Lessee by the Lessor for services or for work done on the Premises by order of the Lessee or otherwise accruing under this Lease shall be considered as rent due and shall be included in any lien for rent due and unpaid.

      TWENTY-FIRST: Signage. (a) It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the Premises leased hereunder shall be first submitted to the Lessor for approval before installation of same such approval not to be unreasonably withheld, delayed or conditioned.

                    (b) Lessee may install an eighteen inch (18") high by four-foot (4') wide sign on the glass panel over its front door. Said sign shall be white vinyl and surface-applied and shall be subject to Lessor's reasonable approval. The defined copy area is attached as Exhibit "D-1".

                    (c) Lessee shall also be given the opportunity to have shared signage on a monument sign to be installed by Lessor in front of the Building. Lessee's portion of the sign shall be installed by Lessor. The copy and graphics shall be in Lessee's corporate colors. A conceptual example of such signage is attached as Exhibit "D-2". Lessee shall reimburse Lessor $1,800.00 for such signage.

      TWENTY-SECOND: All personal property placed or moved in the Premises and tenant improvements to the Premises shall be at the risk of Lessee or the owner thereof, and Lessor shall not be liable to Lessee for damages to same unless caused by or due to the negligence of Lessor, Lessor's agents or employees. Lessee agrees to obtain liability insurance containing a single limit of not less than $500,000.00 for both property (including but not limited to fire hazard) and bodily injury, at its own cost. Lessee consents to provide Lessor with a Certificate of Insurance, as above described, naming Lessor as additional insured and favoring the Lessor with a thirty (30) day notice of cancellation.

      TWENTY-THIRD: (a) Lessee is responsible for the maintenance and repair of the Premises, including but not limited to plate glass windows, all doors, all interior plumbing, the electrical and any items which the Lessee installs or has others install. If Lessee or any agent employed by Lessee damages the roof, the repair of said roof will be Lessee's sole responsibility. Lessee shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Lessor, for servicing all heating and air conditioning systems and equipment within the Premises. Such contract must become effective within thirty (30) days of the date Lessee takes possession of the Premises.

                    (b) Storm Shutters. Lessor shall supply Lessee with access to storm shutters and associated hardware ("Shutters") that comply with applicable codes. Lessee, at its option, may install the shutters upon issuance of a "Hurricane Watch". In the event Lessee installs the shutters, Lessee shall remove the shutters from the Building and return said shutters to the storage area designated by Lessor within five (5) business days after the Hurricane Watch is lifted. Lessee shall perform the work described above and shall repair any damage to the Building and/or shutters caused while performing such work at its sole cost and expense. Lessor shall have no obligation under this Lease to install or remove the shutters or to return same to the storage area, unless Lessor or Lessee, is required to do so by code, in which case all such work shall be Lessee's sole responsibility.

      TWENTY-FOURTH Lessee represents and warrants that Codina Bush Klein ONCOR International is the only broker due a commission, fee or other sum which is now or in the future may be due and payable with regard to leasing, acquisition or other such matters related to the Demised Premises. Said fee shall be paid by Lessor. Lessor and Lessee agree to indemnify and hold each other harmless from any and all liability for the payment of any other such commissions, fees and other sums.

      TWENTY-FIFTH: Lessor agrees to provide water and sewer service to the Building and Premises, maintain the structure, roof, landscaping, irrigation system, the exterior of the Building, the adjacent lake bank, lighting, loading areas, parking areas, sidewalks and driveways, and to keep the common areas reasonably clean of debris and to provide proper supervision and security of such areas as necessary. Lessee agrees to pay in addition to the rent set forth herein, Lessee's Proportionate Share of such costs (which costs include a management fee of three percent (3%) of the gross rents collected from the Building). "Lessee's Proportionate Share" shall be the fraction or ratio of the floor area of the Lessee's Premises divided by the total floor area of the Building. (36,648 square feet/ 117,272 square feet = 31.2504%). The provisions of this Section to the contrary notwithstanding, the following costs shall be excluded from Lessee's pro-rata share of Lessor's costs:

            (1) Repairs or replacements to the walls, floor slab and foundation:



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            (2) Interest and amortization of Lessors mortgage;

            (3) Costs and improvements occasioned by fire, windstorm and other casualty or loss, to the extent insurance proceeds are received by Lessor for such loss;

            (4) Costs of repairs occasioned by eminent domain;

            (5) Costs of improving other tenant's premises;

            (6) Overhead or profit paid to an affiliate or subsidiary of Lessor or an entity related to Lessor for services to the Building to the extent that the costs exceed the competitive costs of said services;

            (7) All items for which Lessee or any other party compensates Lessor such that no duplication of payment shall occur;

            (8) Legal expenses for disputes with tenants other than Lessee and legal, auditing and consulting fees other than those legal, auditing and consulting fees necessarily incurred in connection with the normal maintenance and operation of the Building or the Premises;

            (9) Insurance premiums to the extent any tenant causes Lessor's existing insurance premiums to increase or requires Lessor to purchase additional insurance; and

            (10) Contributions to any "reserve fund" which Lessor may maintain for the purpose of paying costs associated with any future repairs, replacements or modifications of the common areas.

            (11) costs (including but not limited to advertising; brokerage commission; architecture, engineering, and attorneys' fees; and renovations and improvements) incurred in seeking and obtaining new tenants as well as renewing or extending existing leases or entering into new leases with existing tenants;

            (12) costs incurred in enforcing leases against tenants other than Lessee in the Building; attorneys' fees, court costs, adverse judgments and similar expenses related thereto;

            (13) costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

            (14) costs that are reimbursed through a warranty;

            (15) costs to the extent reimbursed by any insurance policy carried by Lessor in connection with the Building;

            (16) costs of correcting defects in the original construction of the Building.

            (17) repairs or replacements to the roof during the first five (5) lease years.

      TWENTY-SIXTH: Lessor shall pay all taxes, assessments and levies charged or assessed by any governmental authority, (hereinafter collectively referred to as Taxes) upon its property in the Building and Lessee's Premises and land, Buildings or Premises in or upon which the Lessee's Premises are located, and shall cause all-risk insurance to be maintained thereon in amounts not to exceed the full replacement cost of the improvements constituting the Building from time to time. Lessor and Lessee each hereby releases and discharges the other party and any officer, agent, employee or representative of such party from any claim, suit, action, and liability for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Premises or the Building, to the extent that such loss or damage is recovered or should have been recovered under an insurance policy or policies required by the terms of this Lease. Each party agrees to require its insurers to issue policies containing such provisions and a waiver of the right of subrogation. Lessor and Lessee shall provide notice to the other party to the extent either of their respective policies do not contain such a required waiver of claims and right of subrogation. Lessee agrees to pay as additional rent, without relief from valuation or appraisement laws, Lessee's Proportionate Share of any such taxes, of any premiums payable in respect of such insurance coverage, and of any premiums payable in respect of public liability insurance and rental insurance maintained by or for the Lessor in respect of the land and the Building. No penalties or interest for delinquent payment of taxes nor any income, profits, business or gross receipts tax or capital levy, nor any inheritance, estate, succession, transfer, gift franchise or corporation tax levied or imposed upon Lessor, nor any real estate transfer tax, mortgage lien tax, documentary stamp tax, recording fees or the like shall be considered to be a part of the Taxes referred to in this Section.

      TWENTY-SEVENTH: Lessee recognizes that the Premises are subject to that certain Declaration of Protective Covenants and Restrictions for Miramar Park of Commerce. Under the Declaration, Sunbeam Properties, Inc. currently enforces the Declaration and operates and maintains the Common Area referred to therein. The Lessee agrees to pay on behalf of Lessor, Lessee's Proportionate Share of any and all maintenance or other assessments imposed by Sunbeam Properties, Inc. (or its successor) on the Lessor as owner of the Building as provided in the Declaration.

      TWENTY-EIGHTH: (a) Lessee shall pay $4,214.52 per month plus State Sales Tax as an estimate of Lessee's Proportionate Share of the expenses described in Paragraphs 25, 26 AND 27. Said payment is in addition to all other sums to be paid by Lessee including but not limited to rent. On an annual basis, Lessor shall notify Lessee what the actual expenses were over the previous calendar year and within ten (10) days of such notice, Lessee shall pay (or receive a reimbursement) for the difference, if any, plus State Sales Tax, between what Lessee paid as an estimate and the actual expenses. Lessee's share for a partial calendar year at the beginning or end of the term of this Lease shall be prorated on a per diem basis. In the event that Lessor adjusts its estimate of the expenses described in Paragraphs 25,26 and 27 to more accurately reflect the actual expenses incurred, Lessee's monthly estimated payment of its Proportionate Share of such expenses shall be appropriately adjusted. Lessee shall use best efforts to obtain all goods and services set forth in Sections 25, 26 and 27 at competitive rates. In connection with the foregoing, Lessor shall maintain an appropriate system of books, records and accounts with respect to the Building. Lessor shall maintain all such records in accordance with good, standard accounting and business practice, to evidence expenses actually incurred by Lessor in connection with the operation of the Building. All of said records shall be available for examination and audit at any reasonable time by Lessee for the purpose of verifying the actual annual expenses of Lessor and summary thereof required to be delivered by Lessor to Lessee pursuant to this Section. Lessor shall retain all such records for at least three (3) years from and after the year for which the records were prepared.

                    (b) Notwithstanding anything to the contrary contained herein, Lessee shall have no obligation to pay Lessee's Proportionate Share of Expenses from July 1, 1999 thru August 31, 1999.

                    (c) Lessee shall have the right, upon not less than ten (10) days notice to Lessor but not more than once per lease year, to examine or audit Lessor's books in connection with the costs incurred by Lessor with respect to the maintenance and operation of the Building and the Premises during Lessor's business hours.

                    (b) Capital Expenditures. Capital expenditures shall not be included in Lessee's Proportionate Share of Expenses unless said expenditures are made to decrease the expenses described in Paragraph 25 and such expenditures are amortized over the longest period allowed under GAAP (Generally Accepted Accounting Principles).

      TWENTY-NINTH: (a) If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose of which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking shall occur or such earlier time when Lessee becomes unable to use the Premises for the use contemplated hereby as a result of the taking.

                    (b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the Subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances and Lessor shall undertake to restore the Premises to a condition suitable for the Lessee's use, as near to the condition thereof immediately prior to such taking as is a reasonably feasible under all the circumstances.

                    (c) In the event of any such taking or private purchase in lieu thereof, Lessor and Lessee shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interest in any condemnation proceedings; provided that Lessee shall not be entitled to receive any award for Lessee's loss of its Leasehold interest, the right to such award being hereby assigned by Lessee to Lessor.

      THIRTIETH: Should Lessee hold over and remain in possession of the Premises at the expiration of any term hereby created, Lessee shall, by virtue of this paragraph, become a Lessee by the month at 150% of the Rent per month of the last monthly installment of Rent ("Holdover Rent") above provided to be paid, which said monthly tenancy shall be subject to all the conditions and covenants of this Lease as though the same had been a monthly tenancy instead of a tenancy as provided herein, and Lessee shall give to Lessor at least thirty
(30) days' written notice of any intention to remove from the Premises, and shall be entitled to ten (10) days' notice from Lessor in the event Lessor desires possession of the Premises; provided, however, that said Lessee by the month shall not be entitled to ten (10) days' notice in the event the said Rent is not paid in advance without demand, the usual ten (10) days' written notice being hereby expressly waived. Notwithstanding, Lessor must notify Lessee in writing that Holdover Rent is due. In the event Lessee renews or extends this Lease, Lessor shall refund the Holdover Rent to Lessee.

      THIRTY-FIRST: <INTENTIONALLY DELETED>

      THIRTY-SECOND: Lessee shall be entitled to the use of one hundred twenty
(120) parking spaces on an unassigned, nonreserved basis. Some of this parking will be behind the Premises in the truckyard. Lessee will be entitled to the use of two (2) overhead doors on an exclusive basis. In its normal course of business, Lessee will not cause more than said number of overhead doors or parking spaces to be occupied or used at any one time by its employees or invitees.

      THIRTY-THIRD: Lessee, its successors and assigns shall comply with the Hazardous Materials Standard for the Miramar Park of Commerce attached hereto as Exhibit "B".

      THIRTY-FOURTH: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information may be obtained from your county public health unit.

      THIRTY-FIFTH: In any case, where either party hereto is required to do any act, except the payment of rent or other money, the term for the performance thereof shall be extended by a period equal to any delay caused by or resulting from acts of God, the elements, weather, war, civil commotion, fire or other casualty, strikes, lockouts, labor disturbances, inability to procure labor or materials, failure of power, government regulations or other causes beyond such party's reasonable control, whether such time be designated by a fixed date, a fixed time or a "reasonable time".

      THIRTY-SIXTH: Lessor's Improvements. (a) Lessor agrees to complete the Improvements described in Exhibit "C" and to provide a Certificate of Occupancy or a Temporary Certificate of Occupancy or Architects Letter (as described in Paragraph 36(b) below) for the Premises on or before July 1, 1999. All of the Improvements to be completed by Lessor including but not limited to the restrooms, shall meet current ADA code. Lessor represents that the Building of which the Premises is a part is handicap accessible. All of the Lessor's Improvements and the Building shall come with a one (1) year warranty to cover latent defects nonconformity with the plans approved by Lessee and faulty design. In addition, the air conditioning compressor(s) serving the Premises shall carry a five (5) year warranty.

                    (b) Lessor will provide a Certificate of Occupancy to verify completion of Lessor's

Improvements. However, Lessor may be delayed providing a Certificate of Occupancy as a result of Lessee performing work or pulling permits (or having its contractors or subcontractors perform work or pull permits) within the Premises, such work or permits hereinafter referred to as "Lessee's Work". In the event of such a delay, a Temporary Certificate of Occupancy for the Premises will verify completion of Lessors Improvements. In the event that Lessor cannot provide a Certificate of Occupancy or a Temporary Certificate of Occupancy as a result of Lessee's Work, Lessor's architect shall inspect the Premises and issue a letter ("Architect's Letter) verifying that Lessor has completed Lessor's Improvements. Notwithstanding any Temporary Certificate of Occupancy or Architect's Letter, Lessee shall diligently pursue obtaining all approvals and/or "sign-offs" for Lessee's Work necessary to enable Lessor to obtain a Certificate of Occupancy for the Premises.

                    (c) In the event the earliest of the Certificate of Occupancy, Temporary Certificate of Occupancy or Architect's Letter is issued for the Premises on a date other than July 1, 1999, Lessee and Lessor agree that the obligation of Lessee to pay rent to Lessor hereunder shall not commence until sixty (60) days after the earlier of (i) the date of the Certificate of Occupancy or Temporary Certificate of Occupancy, or (ii) the date of the Architect's Letter. Such adjustments shall be verified in writing by both parties and shall maintain a lease term of one-hundred and twenty-two (122) months with the first two (2) months being rent-free. Lessee shall have the right and option to terminate this Lease if a Temporary Certificate of Occupancy, a Certificate of Occupancy or an Architect's Letter has not been issued for the Premises by September 1, 1999. Notwithstanding, Lessor's time for providing a Certificate of Occupancy, Temporary Certificate of Occupancy or Architect's Letter shall be extended without penalty for delays caused by force majeure as described in Paragraph 35.

      THIRTY-SEVENTH: Improvement Cost. (a) Lessor has included a build-out allowance of $16.20 per square foot ($593,698.00) for Lessor to complete Lessor's Improvements to the Premises (as preliminarily described in Exhibit "C") and to pay for all necessary architectural plans, interior space plans, construction drawings, engineering fees, construction costs, permit, impact and certificate of occupancy fees. Both parties acknowledge that the final cost to complete the above may change as final plans and specifications are developed and priced. (The final agreed to price for Lessor's Improvements shall include, but are not limited to, the costs for all necessary architectural plans, interior space plans, construction drawings, engineering fees, impact and permit fees, construction costs and certificate of occupancy fees, is hereinafter referred to as the "Final Improvement Cost".)

                    (b) Lessee and Lessor agree to develop final architectural, plumbing and electrical drawings for Lessors Improvements; to develop specifications; to agree on a Final Improvement Cost: to make any additional payments as described in Paragraph 37(c) below and to verify all of the above in writing by January 31, 1999 (the "Verification Date"). In the event that Lessee and Lessor fail to verify all of the above in writing by the Verification Date, this Lease shall become cancelable by either party giving the other party written notice of cancellation. In the event of such cancellation, Lessee shall reimburse Lessor for its reasonable, documented costs for developing the plans and specifications for Lessor's Improvements up to Fifteen Thousand and 00/100 Dollars ($15,000.00) and such amount shall be deducted from Lessee's deposit set forth in Witnesseth Paragraph hereof. The remaining deposit balance shall be returned to the Lessee.

                    (c) In the event the Final Improvement Cost exceeds $593,698.00, the excess amount will be paid by Lessee on or before the Verification Date.

                    (d) In the event Lessee requests a change to the final plans and specifications agreed to pursuant to Paragraph 37(b) above and said change is reasonably acceptable to Lessor, or if any change is required by a governmental agency, Lessor shall provide Lessee with an estimate of the cost or savings associated with said change (including but not limited to the cost of modifying the plans) and any associated time delays. If Lessee approves Lessor's estimate, (a) the dates of this Lease shall be appropriately adjusted in writing by both parties; and (b) in the event the change results in a cost increase, the increase shall be paid by Lessee to Lessor at the time the change is approved, or (c) in the event the change results in a cost decrease, Lessor shall apply such decrease to Rent due under this Lease.

      THIRTY-EIGHTH: Cancellation Option. (a) Provided there are no defaults under this Lease and all payments due hereunder have been made to Lessor by Lessee, Lessee may cancel this Lease effective upon the expiration of the sixty-second (62nd) month of this Lease. Said cancellation is subject to Lessee providing Lessor with six (6) months prior written notice (sent certified mail, return receipt requested) together with payment of $330,000.00 cancellation penalty. Said payment must be included with Lessee's cancellation notice to Lessor in order for such notice to be effective. In the event of such cancellation, Rent and Lessee's Proportionate Share of Expenses shall be payable thru the sixty-second (62nd) month of this Lease. In the event Lessor does not receive Lessee's cancellation notice and cancellation fee prior to the expiration of the fifty-sixth (56th) month of this Lease, Lessee's Cancellation Option shall be deemed waived.

                    (b) Notwithstanding anything to the contrary contained hereinabove, in the event that (a) there are no defaults under this Lease or the lease for the New Premises, (b) a minimum of sixty-two (62) months have expired under this Lease and (c) Lessee signs a new lease with Lessor to relocate and expand to a minimum of 49,500 square feet (the "New Premises") in another building in the Miramar Park of Commerce owned by Lessor, this Lease shall terminate on such date as Lessee takes possession of the New Premises. Lessee shall incur no penalty for such termination. It is mutually understood by Lessee and Lessor that Lessee's financial condition may affect Lessor's ability to accommodate Lessee's relocation and expansion and Lessee's subleasing space, assuming the lease obligations from another lessee, and/or leasing space from any entity other than Lessor shall not qualify as an expansion or relocation for the purposes of this Paragraph 37(b).

      THIRTY-EIGHTH: Right of First Refusal on Contiguous Space. Lessor grants to Lessee, subject to the conditions outlined herein, a right of first refusal to lease and occupy additional space that is contiguous to the Premises. Upon Lessor's notification to Lessee of space availability, Lessee shall have seven
(7) calendar days in which to exercise its right hereunder to lease the additional contiguous space at rental rate and on lease terms acceptable to Lessor. Lessee's right-of-first refusal is subject to Lessee having the same or better financial condition as it had on the date of this Lease. In the event Lessee does not sign and return to Lessor the lease for such space within seven
(7) calendar days of receipt of a same from Lessor, Lessee shall be deemed to have waived this right of first refusal. Notwithstanding anything to the contrary, this right of first refusal is contingent upon there being no defaults by Lessee under this Lease at such time.

      THIRTY-NINTH: Right to Cure. Notwithstanding anything to the contrary contained in this Lease, Lessee shall, prior to Lessee being in default, interest or late charge being imposed, or Lessor having any rights or remedies, be entitled to receive (i) ten (10) day advance written notice in the case of any non-payment of money (including rent) by Lessee (except that if Lessee shall receive more than two (2) notices of late payment of monthly rent in any calendar year, it forfeits its rights to any additional notice and grace for the remainder of said calendar year) and (ii) thirty (30) day advance written notice in the case of non-performance of any term other than the payment of money; provided, however, in the event such non-performance cannot reasonably be cured by Lessee within thirty (30) days after written notice from Lessor, Lessee shall have an additional period of time as is reasonable under the circumstances for Lessee to cure said default provided Lessee shall at all times diligently pursue said cure.

      FORTIETH: Environmental Matters.

      (a) Lessor's Representations. Lessor represents that to Lessor's knowledge without inspection of the Premises and its existing uses comply with, and Lessor has not violated or permitted the violation of, in connection with the ownership, use, maintenance or operation of the Premises or the Building and the conduct of the business related thereto, any applicable federal, state, county, regional or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental, health or safety matters (including, without limitation, Hazardous Materials, as defined below) (collectively, "Environmental Laws"). Lessor shall, at its own expense, promptly observe and comply with all present and future Environmental Laws, including, without limitation, the Clean Air Act Amendments of 1990 and any regulations (as amended) and all regulations or standards as are or may be promulgated thereunder.

      (b) Proper Handling of Hazardous Material. Lessor represents that to Lessors knowledge, Lessor, its agents, contractors, employees and tenants have operated the Premises and have at all times received, handled, used, stored, treated, transported and disposed of any chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which even if not so prohibited, limited or regulated, poses a hazard to the health and safety of the occupants of the Premises or the occupants of the area near the Building (collectively, Hazardous Materials") in strict compliance with all Environmental Laws.

      (c) Present Condition of Property. Lessor represents that to its knowledge there are no hazardous material on or about the Premises or the area surrounding the Premises which (i) materially and adversely affects or materially and adversely will affect the Premises, or the use, enjoyment or value thereof, or Lessor's ability to perform the obligations contained in this Lease, and (ii) which Lessor has not disclosed to Lessee in writing prior to the date of this Lease.

      (d) No Notices of Violation. Lessor represents that it has received no notices of any violation or claimed violation of any of health, safety or Environmental Laws or of any pending or contemplated investigation, lawsuit or other action relating thereto.

      (e) Tenants Obligations. Lessee shall, at its own expense, observe and comply with all present and future Environmental Laws and all regulations or standards as are or may be promulgated thereunder with respect to Lessee's activities at the Premises and on the areas surrounding the Premises.

      (f) Notices. Lessor and Lessee each shall make its best effort to provide the other with copies of all written notices of violations or claimed violations of environmental laws issues on the Building and received by Lessee and/or Lessor with or from any governmental authority or agency (federal, state or local) or any private entity.

      (g) Survival. The rights and obligations of Lessor and Lessee under this Section shall survive the expiration or earlier termination of this Lease.

      FORTY-FIRST: Environment Indemnity.

      (a) Lessor Indemnity. Lessor shall indemnify, defend and hold harmless the Lessee from and against any and all manner of actions, causes of action, suits, debts, accounts, controversies, judgments, claims, demands, losses or liabilities of any nature (including reasonable attorneys' fees) directly or indirectly arising out of or attributable to (x) any misrepresentation or breach of the representations and covenants set forth in this Section or (y) the use, generation, storage, release, threatened release, discharge, disposal or presence of Hazardous Materials on, under, about or from the Premises or the Building by any person prior to the date of this Lease or which occurred subsequent to such time and was not caused by Lessee, or, its agents, assigns, or invitees; provided, however, that Lessor shall not be responsible for any and all manner of actions, causes of actions, suits, debts, accounts, controversies, judgments, claims, demands, losses or liabilities of any nature (including reasonable attorneys' fees) directly arising from a spill caused by Lessee, or, its agents, assigns, or invitees at the Premises.

      (b) Lessee Indemnity. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all manner of actions, causes of action, suits, debts, accounts, controversies, judgments, claims, demands, losses or liabilities of any nature (including reasonable attorneys' fees) directly or indirectly arising out of or attributable to any environmental remediation required by applicable Environmental Laws or properly constituted governmental authorities as a result of any spill of any Hazardous Materials on or about the Building caused by Lessee; provided, however, that Lessee shall not be responsible for any and all manner of actions, causes of actions, suits, debts, accounts, controversies, judgments, claims, demands, losses or liabilities of any nature (including reasonable attorneys' fees) directly arising from a spill caused by Lessor or any other tenant of Lessor at the Building.

      (c) Survival. The rights and obligations of Lessor and Lessee under this Section shall survive the expiration or earlier termination of this Lease.

      FORTY-SECOND: Entire Agreement. This Lease constitutes the entire agreement between the parties with respect to the lease of the Premises and may be amended only by written agreement of the parties. No representations, inducements, promises or agreements, oral or otherwise, between Lessor and Lessee regarding the Premises not embodied herein shall be of any force or effect.

      FORTY-THIRD: Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Florida.

      IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

      Signed, sealed and delivered in the presence of:




                                            LESSOR:


                                            SUNBEAM PROPERTIES, INC.
                                            a Florida corporation

/s/ NANCY KWOK                              /s/ ANDREW L. ANSIN
----------------------------------          ------------------------------------
Witness Sign Name                           Andrew L. Ansin, Vice President

Nancy Kwok                                  01/15/99
----------------------------------          ------------------------------------
Witness Print Name                          Date

/s/ LIILIA MORRISON
----------------------------------
Witness Sign Name

Liilia Morrison
----------------------------------
Witness Print Name

                                                    LESSEE:

                                                    UTI Corporation
                                                    a Pennsylvania corporation



/s/ ERIC J. MUCK                                    /s/ BARRY AIKEN
----------------------------------                  ---------------------------
Witness Sign Name                                   Sign


Eric J. Muck                                        Barry Aiken
----------------------------------                  ---------------------------
Witness Print Name                                  Print


/s/ JOAN A. SCHMITT                                 VP Finance
----------------------------------                  ---------------------------
Witness Sign Name                                   Title


Joan A. Schmitt                                     1/04/99
----------------------------------                  ---------------------------
Witness Print Name                                  Date